Exhibit 2.4

THIRD AMENDMENT TO AGREEMENT OF SALE AND PURCHASE

This THIRD AMENDMENT TO AGREEMENT OF SALE AND PURCHASE (this “Third Amendment”) is dated as of this 23rd day of December, 2013, between Liberty Property Limited Partnership, Liberty Property Development Corp., 9755 Patuxent Woods Drive Trust, and Annapolis Development, LLC, each having an address at 500 Chesterfield Parkway, Malvern, Pennsylvania 19355 (collectively, “Seller”) and Greenfield Real Estate, LLC, having an address at 50 North Water Street, South Norwalk, Connecticut 06854 (“Buyer”).

BACKGROUND

WHEREAS, Seller and Buyer entered into that certain Agreement of Sale and Purchase, dated November 7, 2013, as amended by that certain First Amendment to Agreement of Sale and Purchase, dated December 4, 2013, and that certain Second Amendment to Agreement of Sale and Purchase, dated December 17, 2013 (collectively, the “Agreement”) for the Property (as defined in the Agreement); and

WHEREAS, Seller and Buyer now desire to amend the Agreement to add a novation with respect to the Pennsylvania Properties.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Buyer agree that the Agreement is hereby amended as follows:

1.                                      Defined Terms.  All capitalized terms used but not defined in this Third Amendment shall have the same meanings as set forth in the Agreement.

2.                                      Novations with Regard to Buyer’s Obligations for Pennsylvania Properties.

a.              420 Delaware Avenue.  With regard to the property located at 420 Delaware Avenue, Ft. Washington, PA (“420 Delaware Avenue”), Buyer is entering into the Agreement for the benefit of LSOP 3 PA 3, LLC, a Delaware limited liability company.  Buyer has no intent to obtain legal or equitable title to 420 Delaware Avenue and this Third Amendment represents a novation on the part of LSOP 3 PA 3, LLC with regard to Buyer’s duties to Seller concerning 420 Delaware Avenue.  LSOP 3 PA 3, LLC assumes all obligations of Buyer (including any indemnification obligation) with regard to 420 Delaware Avenue under the Agreement.  In addition, LSOP 3 PA 3, LLC indemnifies Seller for all costs, expenses, liabilities and losses that would not have been incurred but for this novation.  Buyer guarantees LSOP 3 PA 3, LLC’s performance (including any indemnification obligation) under this Third Amendment.

b.              1250 Virginia Drive.  With regard to the property located at 1250 Virginia Drive, Ft. Washington, PA (“1250 Virginia Drive”), Buyer is entering into the Agreement for the benefit of LSOP 3C II, LLC, a Delaware limited liability company.  Buyer has no intent to obtain legal or equitable title to 1250 Virginia Drive and this Third Amendment represents a novation on the part of LSOP 3C II, LLC with regard to Buyer’s duties to Seller concerning 1250 Virginia Drive. LSOP 3C II, LLC assumes all obligations of Buyer (including any indemnification obligation) with regard to 1250 Virginia Drive.  In addition, LSOP 3C II, LLC indemnifies Seller for all costs, expenses, liabilities and losses that would not have been incurred but for this novation.  Buyer guarantees LSOP 3C II, LLC’s performance (including any indemnification obligation) under this Third Amendment.

c.               275 Commerce Drive.  With regard to the property located at 275 Commerce Drive, Ft. Washington, PA (“275 Commerce Drive”), Buyer is entering into the Agreement for the benefit of LSOP 3 PA 1, LLC, a Delaware limited liability company.  Buyer has no intent to obtain legal or equitable title to 275 Commerce Drive and this Third Amendment represents a novation on the part of LSOP 3 PA 1, LLC with regard to Buyer’s duties to Seller concerning 275 Commerce Drive.  LSOP 3 PA 1, LLC assumes all obligations of Buyer (including any indemnification obligation) with regard to 275 Commerce Drive under the Agreement.  In addition, LSOP 3 PA 1, LLC indemnifies Seller for all costs, expenses, liabilities and losses that would not have been incurred but for this novation.  Buyer guarantees LSOP 3 PA 1, LLC’s performance (including any indemnification obligation) under this Third Amendment.

d.              335 Commerce Drive.  With regard to the property located at 335 Commerce Drive, Ft. Washington, PA (“335 Commerce Drive”), Buyer is entering into the Agreement for the benefit of LSOP 3 PA 2, LLC, a Delaware limited liability company.  Buyer has no intent to obtain legal or equitable title to 335 Commerce Drive and this Third Amendment represents a novation on the part of LSOP 3 PA 2, LLC with regard to Buyer’s duties to Seller concerning 335 Commerce Drive.  LSOP 3 PA 2, LLC assumes all obligations of Buyer (including any indemnification obligation) with regard to 335 Commerce Drive under the Agreement.  In addition, LSOP 3 PA 2, LLC indemnifies Seller for all costs, expenses, liabilities and losses that would not have been incurred but for this novation.  Buyer guarantees LSOP 3 PA 2, LLC’s performance (including any indemnification obligation) under this Third Amendment.

e.               414 Commerce Drive.  With regard to the property located at 414 Commerce Drive, Ft. Washington, PA (“414 Commerce Drive”), Buyer is entering into the Agreement for the benefit of LSOP 3C II, LLC, a Delaware limited liability company.  Buyer has no intent to obtain legal or equitable title to 414 Commerce Drive and this Third Amendment represents a novation on the part of LSOP 3C II, LLC with regard to Buyer’s duties to Seller concerning 414 Commerce Drive.  LSOP 3C II, LLC assumes all obligations of Buyer (including any indemnification obligation) with regard to 414 Commerce Drive under the Agreement.  In addition, LSOP 3C II, LLC indemnifies Seller for all costs, expenses, liabilities and losses that would not have been incurred but for this novation.  Buyer guarantees LSOP 3C II, LLC’s performance (including any indemnification obligation) under this Third Amendment.

f.                1100 Virginia Drive.  With regard to the property located at 1100 Virginia Drive, Ft. Washington, PA (“1100 Virginia Drive”), Buyer is entering into the Agreement for the benefit of LSOP 3 PA 1, LLC, a Delaware limited liability company.  Buyer has no intent to obtain legal or equitable title to 1100 Virginia Drive and this Third Amendment represents a novation on the part of LSOP 3 PA 1, LLC with regard to Buyer’s duties to Seller concerning 1100 Virginia Drive.  LSOP 3 PA 1, LLC assumes all obligations of Buyer (including any indemnification obligation) with regard to 1100 Virginia Drive under the Agreement.  In addition, LSOP 3 PA 1, LLC indemnifies Seller for all costs, expenses, liabilities and losses that would not have been incurred but for this novation.  Buyer guarantees LSOP 3 PA 1, LLC’s performance (including any indemnification obligation) under this Third Amendment.

g.               544 Pinetown Road Land.  With regard to the property located at 544 Pinetown Road, Ft. Washington, PA (“544 Pinetown Road”), Buyer is entering into the Agreement for the benefit of LSOP 3 PA 4, LLC, a Delaware limited liability company.  Buyer has no intent to obtain legal or equitable title to 544 Pinetown Road and this Third Amendment represents a novation on the part of LSOP 3 PA 4, LLC with regard to Buyer’s duties to Seller concerning 544 Pinetown Road.  LSOP 3 PA 4, LLC assumes all obligations of Buyer (including any indemnification obligation) with regard to 544 Pinetown Road under the Agreement.  In addition, LSOP 3 PA 4, LLC indemnifies Seller for all costs, expenses, liabilities and losses that would not have been incurred but for this novation.  Buyer guarantees LSOP 3 PA 4, LLC’s performance (including any indemnification obligation) under this Third Amendment.

3.                                      Ratification of Agreement.  The Agreement, as amended by this Third Amendment, shall constitute the entire agreement of Seller and Buyer.  Except as amended by this Third Amendment, the Agreement shall be unmodified and shall remain in full force and effect.

4.                                      Binding Effect.  This Third Amendment shall be binding upon, and shall inure to the benefit of Seller and Buyer, and their respective permitted successors and assigns.

5.                                      Headings.  The headings in this Third Amendment are inserted for convenience of reference only; they form no part of this Third Amendment and shall not affect its interpretation.

6.                                      Governing Law.  This Third Amendment shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

7.                                      Counterparts.  This Third Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Third Amendment by facsimile or electronic format (such as a pdf) shall be equally as effective as delivery of a manually executed counterpart of this Third Amendment.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, intending to be legally bound, the parties have caused this Third Amendment to be duly executed, under seal, as of the day and year first written above.

SELLER:

LIBERTY PROPERTY LIMITED PARTNERSHIP

By:	Liberty Property Trust, its sole general partner

By:	/s/ Michael T. Hagan
Name: Michael T. Hagan
Title: Executive Vice President and
Chief Investment Officer

By:	/s/ William P. Hankowsky
Name: William P. Hankowsky
Title: Chairman, President and CEO

LIBERTY PROPERTY DEVELOPMENT CORP.

By:	/s/ Michael T. Hagan
Name: Michael T. Hagan
Title: Executive Vice President and
Chief Investment Officer

By:	/s/ William P. Hankowsky
Name: William P. Hankowsky
Title: Chairman, President and CEO

9755 PATUXENT WOODS DRIVE TRUST

By:	Liberty Delaware, LLC, its managing trustee
By:	Liberty Property Limited Partnership, its sole member
By:	Liberty Property Trust, its sole general partner

By:	/s/ Michael T. Hagan
Name: Michael T. Hagan
Title: Executive Vice President and
Chief Investment Officer

By:	/s/ William P. Hankowsky
Name: William P. Hankowsky
Title: Chairman, President and CEO

ANNAPOLIS DEVELOPMENT, LLC

By:	Liberty Property Limited Partnership, it sole general partner
By:	Liberty Property Trust, its sole general partner

By:	/s/ Michael T. Hagan
Name: Michael T. Hagan
Title: Executive Vice President and
Chief Investment Officer

By:	/s/ William P. Hankowsky
Name: William P. Hankowsky
Title: Chairman, President and CEO

BUYER:

GREENFIELD REAL ESTATE, LLC

By:	/s/ Barry P. Marcus
Name: Barry P. Marcus
Title: Senior Vice President

BUYER AFFILIATES:

LSOP 3C II, LLC

By:	/s/ Barry P. Marcus
Name: Barry P. Marcus
Title: Senior Vice President

LSOP 3 PA 1, LLC

By:	/s/ Barry P. Marcus
Name: Barry P. Marcus
Title: Senior Vice President

LSOP 3 PA 2, LLC

By:	/s/ Barry P. Marcus
Name: Barry P. Marcus
Title: Senior Vice President

LSOP 3 PA 3, LLC

By:	/s/ Barry P. Marcus
Name: Barry P. Marcus
Title: Senior Vice President

LSOP 3 PA 4, LLC

By:	/s/ Barry P. Marcus
Name: Barry P. Marcus
Title: Senior Vice President